Ex. 10.4
March 4, 2005
Mr. Thomas J. Morris
TradeMark Consulting, Co
819 Equestrian Drive
Rockwall, TX 75032
RE:      SECOND AMENDMENT TO CONSULTING AGREEMENT
Dear Tom:
          This letter amends the Consulting Agreement between Silverleaf Resorts, Inc. and TradeMark Consulting, Co effective March 4, 2005 as follows:
1. Under Section 1, the term of the Consulting Agreement is extended to March 15, 2006.
2. Except as amended by the First and this Second Amendment, the terms and provisions of the Consulting Agreement are hereby ratified and confirmed.

Very truly yours,

SILVERLEAF RESORTS, INC.

BY:	/S/ ROBERT E. MEAD

Robert E. Mead, CEO

ACCEPTED AND AGREED:
TRADEMAR K CONSULTING, CO

By:	/S/ THOMAS J. MORRIS

Thomas J. Morris